EXCLUSIVE SUPPLY CHAIN AGREEMENT

This Exclusive Supply Chain Agreement (“Agreement”) is entered into this 23rd day of June 2015 (“Effective Date”) by and between XFit Brands, Inc., a Nevada corporation with its principal place of business at 18 Goodyear, Suite 125, Irvine, CA, 92618 (“Supplier”) and Crunch Franchising, LLC, a Delaware limited liability company with its principal place of business at 2701 Loker Ave. West, Suite 235, Carlsbad, CA 92010-6638 (“Purchaser”). Supplier and Purchaser are individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS, Supplier is currently engaged in the business of providing products and services in the fitness, training, and exercise industry (collectively referred to as the “Fitness Industry”); and

WHEREAS, Purchaser is currently engaged in the business of franchising fitness and exercise gyms and training centers (“Franchise” or “Franchisees”); and

WHEREAS, Supplier agrees to inventory and supply a certain amount of Purchaser’s branded products as described herein and Purchaser agrees to purchase those products for the benefit of Purchaser’s selected existing and future Franchisees.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the Parties hereby agree as follows:

1. Products. During the Term of this Agreement as defined below, Purchaser may buy from Supplier those products manufactured and/or supplied by Supplier and identified on Exhibit A (“Products” or “Product”). As used herein, “Franchise” or “Franchisee” means a person or entity that has entered into a separate agreement with Purchaser for the operation of a Crunch branded fitness center. The Products will be branded with one or more of Purchaser’s brands, or one or more brands of a person or entity as agreed to by Supplier and Purchaser from time to time.

2. Purchase Orders and Invoices. Purchaser will submit purchase orders to Supplier for the purchase of Products (“Purchase Orders”). The Parties hereby acknowledge and agree that Purchaser is purchasing the Products for the benefit of its Franchisees. The agreement with each Franchisee and Purchaser with respect to the sale of Products for a Franchisee location will be separate from this Agreement and Purchaser is entitled to charge the Franchisee a mark-up on the purchase of such Products. Each Purchase Order must describe and quantify the Products to be purchased, the Franchise location, and include the requested completion date to be picked up from Supplier’s manufacturing facility. Purchase Orders will be considered accepted upon written acknowledgement by Supplier. Supplier may withhold Products if Purchaser has failed to make timely undisputed payments for previously ordered Products. Supplier will provide a separate invoice for each Purchase Order. Product purchase prices will be those set forth in Exhibit A. Once completed and ready for shipping, Purchaser shall pay for the delivery of Products from Supplier’s location to the applicable Franchise location. Payments for Products are due within thirty (30) days of delivery to the at the applicable Franchise location by Purchaser’s designated delivery company. Payments on amounts received by Supplier after their due dates will be subject to a service charge of 1.5% per month or such lesser amount permitted by applicable law. Purchaser must pay to Supplier all taxes, fees, assessments, levies, tolls, tariffs, charges, and duties of any kind or nature relating to the Products, including, but not limited to, license, title, registration, personal property, sales, use, transfer, value-added, and alternative taxes, together with interest, penalties, fines, and additional amounts relating thereto, imposed, assessed, charged, levied, or collected by or under the authority of any governmental or quasi-governmental body provided that they are disclosed and agreed to in writing prior to the purchase on the purchase order. Purchaser shall have the right to pass on any such additional fees due to its Franchisees. Supplier will deliver to Purchaser written notice of any proposed price change or Product modifications at least ninety (90) days before the effective date of the price change or Product modification. Purchaser shall have the right to exclude that Product from this Agreement if Purchaser rejects a substantial price change of that Product by providing written notice to Supplier. Purchaser will cause its Franchisees to be bound by the applicable terms of this Agreement.

3. Completion, Title, Inspection and Rejection. Supplier will be provided twelve (12) weeks manufacturing time for non-inventoried items. Title of the Products and risk of loss will pass from Supplier to Purchaser or its Franchisees upon Supplier delivery of the Products to Purchaser or its Franchisee’s facility. In the event that the Purchaser coordinates the delivery of the Products, then the Title of the Products and risk of loss will pass from Supplier to Purchaser upon pick up by Purchaser’s designated delivery company. Purchaser or its Franchisees will be responsible for all freight, shipping, international storage, and related costs. To secure Purchaser’s payment obligations hereunder, Purchaser and its Franchisees hereby grant Supplier a first-priority security interest in Products purchased from Supplier, and Supplier may take reasonable actions to perfect or otherwise protect the priority, validity, and continuity of the first-priority security interest granted to Supplier hereunder. All first-priority security interests shall be released and or satisfied upon the acceptance and full payment of Products. All Products will be subject to inspection after delivery only to determine their conformity with the items set forth on the Purchase Order per previously agreed in writing specifications for each Product. Supplier will be liable for any damages which occur after pick-up of the Product from Supplier’s manufacturing facility and prior to the delivery of the Products to Purchaser or its Franchisee due to insufficient packaging by Supplier. Specific manufacturing and intellectual property information will be released at the Supplier’s discretion. If the Products delivered are not those listed on the Purchase Order (or are inconsistent with the express specifications set forth therein), Purchaser or its Franchisees may reject the Products by providing written notice to Supplier as set forth herein. Purchaser or its Franchisees will have a period of five (5) business days following delivery of the Products by the Purchasers third-party carrier, in which to inspect the Products and provide Supplier with written notice of rejection. Unless Supplier receives a written rejection notice from Purchaser within this period, or notice of Product failure within the warranty period, Purchaser and its Franchisees will be deemed to have accepted Products.

4. Exclusive Product to Purchaser. During the Term of this Agreement, as defined below, Supplier will provide Purchaser exclusive distribution of the proprietary free standing Combative Training Center (“CTC”) within the United States.

5. Training Program. Supplier has provided Purchaser an initial CTC Master Training Manual© and instruction information for the use of the CTC. Additional Training and content requested by Purchaser and/or a Franchisee and provided by Supplier or its affiliates will be confirmed and implemented under a separate services agreement. All intellectual property and trademark rights to the CTC™ Design, Manual and Programming are Proprietary and owned solely by Throwdown Industries, Inc. a subsidiary of Supplier. Supplier reserves all rights of use and distribution of the CTC Master Training Manual© and Purchaser or its Franchisees shall not make copies, alter, or distribute without the express written consent of the Supplier.

6. Exclusive Supplier of Products. It is the intent of the Parties for Supplier to be the exclusive supplier to the Purchaser and its Franchisees for the Products as listed on Exhibit A, which may be modified by written agreement between the Parties. Neither Purchaser nor its Franchisees may directly or indirectly purchase, lease, rent, finance, or otherwise acquire the Products from any third-party without Supplier’s prior written consent.

7. Term and Termination.

(a) The Initial Term of this Agreement will begin on the Effective Date and will continue for a period of two (2) years. This Initial Term shall automatically be renewed for successive one (1) year terms subject to the same terms and conditions of this Agreement (“Renewal Terms”) including the exclusivity terms unless otherwise agreed by the Parties. The Initial Term and Renewal Terms shall collectively be referred to as the “Term”.

(b) This Agreement may be terminated by either Party upon a material breach hereof by the other party which is not cured within sixty (60) days of receipt of written notice thereof.

(c) Purchaser shall be responsible for payment in full of all Purchase Orders submitted prior to the effective date of termination or expiration of this Agreement.

(d) Purchaser and its Franchisees will be required to purchase all of the Purchaser and Franchisee inventory of Branded Products listed in Exhibit A held by the Supplier as of the effective date of termination or expiration of this Agreement.

8. Supply Relationship.

(a) Purchaser agrees to provide Supplier advanced projection of at least one hundred and twenty (120) days for all Products reasonably anticipated to be purchased for Purchaser’s current and future Franchisees. The Parties shall work together to determine appropriate inventory numbers. Supplier agrees not to exceed the greater of one hundred twenty (120) day rolling inventory trailing average or the agreed upon inventory numbers without the written approval of Purchaser.

(b) Supplier agrees to maintain commercially practical and adequate raw materials and capacity to support Purchaser’s and its Franchisees’ reasonable production forecasts of Products as provided to Supplier in writing in accordance to 8 (a) above.

(c) Each Purchase Order placed for Products, shall include requested completion date and Franchisee location and Supplier agrees to use best efforts to manufacture and complete all Products relating to such Purchase Order in accordance with agreed lead times and such completion dates.

(d) If at any time a Purchase Order is revised or changed at the written request of Purchaser or a Franchisee, Supplier will advise the Purchaser or its Franchisee of any potential completion date delays and the approximate new completion and delivery dates. The requesting party shall be responsible for any agreed upon additional costs incurred as a result of the revision or change to the Purchase Order.

(e) Purchaser agrees to request each of its Franchisees of appropriate scale as solely determined by Purchaser to purchase Products from Supplier for such Franchisee locations.

(f) Purchaser agrees to request each of its new Franchisees of appropriate scale as solely determined by Purchaser to purchase Products from Supplier for such new Franchise that opens after the Effective Date of this Agreement.

9. Warranties. Supplier represents and warrants to Purchaser and its Franchisees that the Products made to agreed specifications that are set forth in the Purchase Order are suitable for their intended purposes as listed by product type in Exhibit A. The warranty will begin on the date title to the Products is transferred to Purchaser or its Franchisees. Supplier warrants that the Products will be free from defects in materials and workmanship; provided, however, that these warranties will not apply to (i) any Product that is altered or changed without Supplier’s prior written consent, (ii) any failure of the Product to conform to these warranties as a result of improper maintenance, installation or service, operation, or use, (iii) the transportation or improper storage of the Products by the Purchaser or its Franchisees, (iv) any Product abuse, misuse, neglect, or negligence of Purchaser, its Franchisees, or their end users. If a Product is defective due to Supplier’s neglect, Supplier shall replace the Product or credit Purchaser or its Franchisee for the Product. If Supplier repairs, replaces, or services the Product, such repair, replacement, or service will constitute fulfillment of all warranty obligations and liabilities with respect to the reported defect. Neither Purchaser nor any Franchisee may make any warranties on behalf of Supplier or assume on behalf of Supplier any other liability.

10. Discontinued Products. Supplier will provide Purchaser with at least one hundred eighty (180) days prior written notice of any Product discontinuance. If a Product is permanently discontinued by Supplier, Purchaser and its Franchisees may not directly or indirectly purchase, lease, rent, finance, or otherwise acquire such discontinued Products or their equivalent without Supplier’s prior written consent.

11. Confidentiality.

(a) Each Party (“Receiving Party”) desires to be provided access to the Confidential Information of the other party (“Disclosing Party”), and the Parties are willing to provide this access on the terms and conditions set forth herein.

(b) As used herein, “Confidential Information” means any and all confidential or proprietary information, written or oral, regardless of format or medium, that Receiving Party or any of its directors, managers, officers, employees, or agents (“Representatives”) receives, learns of, or accesses pursuant to this Agreement, including, but not limited to, the CTC Master Training Manual©, trade secrets, corporate records, financial statements, projections, budgets, tax returns, pricing data, product specifications, data, know-how, formulas, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions, ideas, research and development, manufacturing methods and processes, information identified by Disclosing Party as either confidential or proprietary, information that would appear to a reasonable person to be confidential or proprietary, summaries and notes relating to the foregoing, and similar information relating to Disclosing Party’s subsidiaries, affiliates, and franchisees.

(c) Receiving Party will hold the Confidential Information in confidence and may not disclose it to any third party or use it for any purpose except as is necessary to evaluate or perform the transactions contemplated hereby. Receiving Party will use commercially reasonable efforts to prevent the disclosure and unauthorized use of the Confidential Information by its Representatives, which will not consist of less effort than Receiving Party uses to protect its own Confidential Information. Receiving Party will disclose the Confidential Information only to its Representatives who need to know the Confidential Information to evaluate or perform the Relationship. Receiving Party will be liable for any failure to observe the terms of this Agreement by its Representatives. If Receiving Party becomes aware of any misuse or unauthorized disclosure of Confidential Information then it must notify Disclosing Party of such use or disclosure as soon as possible.

(d) This Agreement has no application to any specific information that is public knowledge before its disclosure to Receiving Party, that is or becomes publicly available through no fault of Receiving Party, or that is previously known to Receiving Party and not required to be maintained as confidential under any other obligation running to the benefit of Disclosing Party.

(e) Receiving Party may disclose Confidential Information in response to a lawful order from a governmental or judicial authority; provided, however, that Receiving Party must provide prompt written notice to Disclosing Party of Receiving Party’s receipt of any such order to enable Disclosing Party to seek a protective order or to have the Confidential Information be filed under seal before such disclosure or to require that the Confidential Information be restricted as to use or disclosure by the requesting authority. If it is impossible to provide such notice to Disclosing Party, then only after Receiving Party makes a commercially reasonable effort to seek such a protective order or filing under seal may Receiving Party disclose such Confidential Information to the requesting governmental or judicial authority.

(f) Receiving Party shall return all originals and copies of the Confidential Information to Disclosing Party no later than ten (10) business days after Disclosing Party’s written request.

(g) Receiving Party acknowledges and agrees that unauthorized disclosure or use of the Confidential Information may cause irreparable harm and significant injury to Disclosing Party that may be difficult to ascertain, that the remedies at law for any unauthorized disclosure or use of Confidential Information may be inadequate, and that Disclosing Party, in addition to any other relief available to it, is entitled to seek temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damages or posting bond so as to prevent the unauthorized disclosure or use of the Confidential Information and to secure the enforcement of this Agreement.

(h) Receiving Party acknowledges and agrees that the Confidential Information is owned solely and exclusively by Disclosing Party and shall remain the exclusive property of Disclosing Party, and that Receiving Party and its representatives shall have no right, title, or interest in or to any such Confidential Information or anything developed therefrom unless otherwise specified in a separate written agreement.

(i) The terms and conditions of this Section 11 in its entirety shall survive and remain in full force and effect upon the expiration or termination of this Agreement.

12. Indemnification. Each Party will indemnify, defend, and hold the other party and its stockholders, members, partners, directors, managers, officers, employees, and agents (collectively with each party, the “Indemnified Persons”) harmless from, and will reimburse Indemnified Persons for all claims, losses, liabilities, damages, and expenses (including, but not limited to, reasonable attorneys’ fees) of any kind or nature, whenever and however arising, and whether or not involving a third-party claim, resulting from the party’s gross negligence or willful misconduct. In addition, Supplier will indemnify, defend, and hold Purchaser, its Franchisees and their stockholders, members, partners, directors, managers, officers, employees, and agents (collectively with Purchaser, the “Purchaser Indemnified Persons”) harmless from, and will reimburse the Purchaser Indemnified Persons for all claims, losses, liabilities, damages, and expenses (including, but not limited to, reasonable attorneys’ fees) of any kind or nature, whenever and however arising, for third-party claims alleging a Product defect caused by Supplier.

13. Notices. All notices, consents, and other communications required or permitted hereunder must be in writing and will be deemed delivered in (i) three (3) business days if sent via certified mail, return receipt requested or (ii) one business day if sent via a nationally recognized overnight courier service, in each case to a party’s principal place of business set forth herein or another address designated a party pursuant to this paragraph.

14. Miscellaneous.

(a) Each party’s representations, warranties, indemnities, and obligations that by their nature extend beyond the expiration or termination of this Agreement will survive any expiration or termination of this Agreement.

(b) The captions and headings of sections, subsections, paragraphs, and subparagraphs are provided for convenience only and will not affect the construction or interpretation of the provisions herein.

(c) This Agreement supersedes all prior discussions, negotiations, term sheets, letters of intent, agreements, and understandings, written or oral, between the parties with respect to its subject matter (including, but not limited to, any confidentiality and/or nondisclosure agreement) and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

(d) If any part or provision of this Agreement is found to be invalid or unenforceable by a court of competent jurisdiction then the remaining parts and provisions will remain in full force and effect and the court will interpret and construe this Agreement to give maximum effect to the Parties’ original intent.

(e) Notwithstanding industry practice or any oral communication, action, inaction, course of performance, or course of dealing, no amendment of or supplement to the terms of this Agreement will be effective unless it is in writing and executed by authorized representatives of the Parties.

(f) The rights and remedies of the Parties are cumulative and not exclusive or alternative. No failure to exercise, delay in exercising, or partial exercise of any right, remedy, or power will operate as a waiver of that right, remedy, or power, or will preclude further or subsequent exercise of that or another right, remedy, or power. No waiver given will be effective unless it is in writing and executed by an authorized representative of a party and no eligible waiver will be effective except for the specific instance for which it is given.

(g) Nothing in this Agreement may be construed to create the relationship of partners, joint venturers, or associates. No Party has the authority to bind or represent the other party in any matter whatsoever, and no party is authorized to incur debts, expenses, or other obligations of any kind in the name of or as agent for the other party.

(h) No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement, except the rights, remedies, and claims that inure to a successor or permitted assignee pursuant to this paragraph.

(i) This Agreement will be governed by and construed under the laws of the State of California without regard to conflict-of-law principles that would require the application of any other law with venue lying exclusively in Orange County, California.

(j) Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each Party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such Party’s obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

(k) This Agreement may be executed in one or more counterparts. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by facsimile transmission or PDF e-mail. Such facsimile transmission or PDF e-mail signature shall be treated in all respects as having the same effect as an original signature. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the document.

[Signatures Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.

Crunch Franchising, LLC		XFit Brands, Inc.

By:	/s/ Ben Midgley	By:	/s/ David E. Vautrin
Name:	Ben Midgley	Name:	David E. Vautrin
Title:	CEO	Title:	CEO